Registration No. 333 - *****

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                            REGISTRATION STATEMENT
                                 ON FORM S-3/A
                                    UNDER
                          THE SECURITIES ACT OF 1933

                               Amendment No. 1

                             MARK SOLUTIONS, INC.
               (Exact Name of Registrant as Specified in Charter)

   Delaware                                          11-2864481
(State of Incorporation)                    (IRS Employer Identification Number)

                  1515 Broad Street Parkway Technical Center
                        Bloomfield, New Jersey 07003
                             (973) 893-0500
              (Address, including Zip Code and Telephone Number
                  of Registrant's Principal Executive Offices)


                         Carl Coppola, President
                           Mark Solutions, Inc.
                            1515 Broad Street
                      Bloomfield, New Jersey 07003
                            (973) 893-0500
(Name, Address, including Zip Code, and Telephone Number of Agent for Service)

                              A copy to:

                         Richard Blumberg, Esq.
                        McLaughlin & Stern, LLP
                           260 Madison Avenue
                           New York, NY 10016
                            (212) 448-1100

                    Calculation of Registration Fee

Title of Each Class  Amount to Be  Proposed Maximum Proposed Maximum Amount of
of Securities to be  Registered (1)Offering Price   Aggregate        Registra-
Registered                          Per Share(2)    Offering Price(2)tion Fee(1)
-------------------  ------------- ---------------- ---------------- --------
Common Stock, $.01
par value            6,500,000      $.375            $2,437,500       $700.00
-------------------  ------------- ---------------- ---------------- --------
(1) Also registered hereby pursuant to Rule 416 are such additional indeterminate shares of Common Stock or other securities as may become issuable by reason of stock splits or other adjustments pursuant to antidilution provisions. (2) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) based on the last sales price as reported on Nasdaq within the prior five days.

                         [COVER PAGE 1 OF 2 PAGES]


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Approximate date of proposed sale to the public:

As soon as practicable after the effective date of this Registration Statement.



If the only securities being registered on this form are being offered pursuant to dividend or reinvestment plans, please check the following box: [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: [XX]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act Registration Statement number of the earlier effective registration statement for the same offering. [ ] .

If this Form is a post effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration Statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box [ ].

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.



                              [COVER PAGE 2 OF 2 PAGES]

Item 16.  Exhibits.

Exhibit
Number           Description
-------------------------------------------------------------------------------

2. a) Stock purchase Agreement between Mark and Ian Baverstock, Jonathan Newth, David Payne and Joanna Tubbs dated April 5, 1996. (Incorporated by reference to
Exhibit 1 to Mark's Form 8-K- Dated of Report May 28, 1996 referred to herein as "Mark's May 1996 Form 8-K")

b) Stock Purchase Agreement between Mark and Christopher Cummins and Moria Addington dated April 24, 1996. (Incorporated by reference to Exhibit 2 to Mark's May 1996 Form 8-K)

3. a) Amended and Restated Certificate of Incorporation (Incorporated by reference to Exhibit 3(i)1 to Mark's Form 10-Q for the period ended December 31, 1998 )

b)Certificate of Designation of Series "D"  Preferred Stock

c) By-laws (Incorporated by reference to Exhibit 3 b) to Mark's Form 10-Kfor the fiscal year ended June 30, 1998)

4. a) Specimen Stock Certificate (Incorporated by reference to Exhibit 4 a) to Mark's Form 10-K for the fiscal year ended June 30, 1998)

5.Opinion of McLaughlin & Stern, LLP, appearing at page II-6.

21. Subsidiaries of Mark (Incorporated by reference to Exhibit 21. to Mark's Form 10-K for the fiscal year ended June 30, 1998)

23. a)   Consents of Holtz Rubenstein & Co., LLP included on page II-6.

23. b)   Consent of McLaughlin & Stern, LLP (included in Exhibit 5)

23  c)   Consent of Chantrey Vellacott DFK

24.      Power of Attorney (included on page II-4)

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and that it has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Bloomfield, State of New Jersey, on December 13, 2000.

                                                     MARK SOLUTIONS, INC.

                                                        /S/  Carl Coppola
                                                     --------------------------
                                                     By: Carl Coppola
 .                                                   (Carl Coppola, Chief
                                                     Executive Officer and
                                                     President)

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

Signature               Title                        Date

_____________________   Chief Executive Officer,     December 13, 2000
(Carl Coppola)          President and Director
                        (Principal Executive Officer)

_____________________   Director                     December 13, 2000
(Richard Branca)

_____________________   Director                     December 13, 2000
(Ronald E. Olszowy)

_____________________   Director                     December 13, 2000
(William Westerhoff)